PRICING SUPPLEMENT NO. 66                                         Rule 424(b)(3)
DATED: April 1, 2003                                          File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $300,000,000  Floating Rate Notes [x]     Book Entry Notes [x]
Original Issue Date: 4/3/2003   Fixed Rate Notes [  ]    Certificated Notes [  ]


Maturity Date:  4/5/2004      CUSIP#: 073928ZA4

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------
        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Effective Rate

[  ]  Federal Funds Open Rate            Interest Reset Date(s):  *

[  ]  Treasury Rate                      Interest Reset Period:  Monthly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[ x ] LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate: 1.29%                   Interest Payment Period:  Monthly

Index Maturity:  One Month

Spread (plus or minus):  -0.01%

* On the 5th of each month prior to Maturity.

** On the 5th of each month and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.